UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

ASP ISOTOPES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Pennsylvania Avenue NW, Suite 300 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2024, ASP Isotopes Inc. (the “Company”) entered into a warrant inducement agreement (the “Inducement Agreement”) with a certain holder (the “Holder”) of warrants to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued in a private placement offering that closed on March 17, 2023 (the “Existing Warrants”). Pursuant to the Inducement Agreement, the Holder of the Existing Warrants agreed to exercise for cash the Existing Warrants to purchase up to 3,164,557 shares of common stock, at an exercise price of $1.75 per share. The transactions contemplated by the Inducement Agreement are expected to close on April 11, 2024. The Company will receive aggregate gross proceeds of approximately $5.5 million, before deducting expenses payable by the Company.

In consideration of the Holder’s immediate exercise of the Existing Warrants, the Company agreed to issue unregistered warrants (the “New Warrants”) to purchase 1,225,000 shares of Common Stock (the “New Warrant Shares”) to the Holder.

The issuance of the shares of Common Stock underlying the Existing Warrants have been registered pursuant to an existing registration statement on Form S-1 (File No. 333-271137), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 14, 2023.

In addition, pursuant to the Inducement Agreement, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents (as defined in the Inducement Agreement) or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 30 days after the closing. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Inducement Agreement) until 180 days after closing.

The Company agreed in the Inducement Agreement to file a registration statement to register the resale of the New Warrant Shares (the “Resale Registration Statement”) on or before 30 days from the date of the Inducement Agreement, and to use best efforts to have such Resale Registration Statement declared effective by the SEC within 45 days (or, in the event of a full review, 90 calendar days) following the date of the Inducement Agreement.

The Company expects to use the net proceeds from these transactions for working capital and other general corporate purposes.

Terms of the New Warrants

The New Warrants will have an exercise price of $3.90 per share and will be exercisable on and after the date that is six months following the date of issuance. The New Warrants will expire on the five year anniversary of their initial exercise date. If at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the New Warrant Shares by the Holder, then the New Warrants may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock. In the event of a fundamental transaction, as described in the New Warrants, the holders of the New Warrants will be entitled to receive upon exercise of the New Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the New Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its New Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the New Warrant, that is being offered and paid to the holders of common stock in connection with the fundamental transaction.

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The Company may not affect the exercise of New Warrants, and the Holder will not be entitled to exercise any portion of any such New Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder of such New Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such New Warrants.

Except as otherwise provided in the New Warrants or by virtue of such holder’s ownership of shares of Common Stock, a holder of New Warrants will not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of common stock.

The New Warrants described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

The foregoing descriptions of each of the Inducement Agreement and the New Warrants do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Inducement Agreement and the New Warrant copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Neither the New Warrants nor the New Warrant Shares have been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  Based in part upon the representations of the Holder in the Inducement Agreement, the offering and sale of the New Warrants is exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of New Warrant.
10.1	Form of Warrant Inducement Agreement by and between ASP Isotopes Inc. and Holder
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC

Date: April 9, 2024	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	Chief Executive Officer

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